Exhibit 10.2

AMENDMENT NO. 4 TO ETHANOL STORAGE AND THROUGHPUT AGREEMENT

THIS AMENDMENT NO. 4 TO ETHANOL STORAGE AND THROUGHPUT AGREEMENT (this “Amendment”), is entered into and effective as of December 28,  2020 (the “Effective Date”), by and between Green Plains Ethanol Storage LLC (the “Operator”) and Green Plains Trade Group LLC (the “Customer”).  Customer and Operator are sometimes referred to in this Amendment as the “Parties” and individually as a “Party.”

WHEREAS, Operator wishes to amend the Ethanol Storage and Throughput Agreement effective July 1, 2015, as amended, between the Parties (the “Agreement”) on the terms and conditions set forth herein. Terms used herein not defined herein shall have the meaning set forth in the Agreement;

WHEREAS,  Operator now owns, operates and maintains 12 ethanol storage terminals as described on Exhibit G (each such terminal, a “Terminal” and collectively, the “Terminals”) at 12 ethanol plants described in Exhibit H which provide handling storage and throughput of denatured, fuel grade ethanol and have an aggregate shell capacity of 27.5 million gallons, which allows Operator to (a) receive deliveries of ethanol from various receipt point(s) from Customer’s Ethanol Production Facilities (as defined herein), (b) to store ethanol, (c) redeliver and load ethanol at various loading and/or delivery point(s), and (d) redeliver ethanol via pipeline to various other delivery points;

NOW, THEREFORE, in consideration of the mutual premises of the Parties and covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Section 1.f. of the Agreement is hereby replaced in its entirety with the following:

f.

Minimum Throughput Capacity:  Operator will provide an aggregate throughput capacity at the Terminals for Customer each calendar quarter in the amount of 255.8 million U.S. gallons (the “Minimum Throughput Capacity”), such volumes to be allocated among each of the Terminals as described in Exhibit G (each Terminal’s allocated portion, the “Specified Terminal Throughput Capacity”).  Customer will exclusively deliver to the Terminals all of the ethanol produced by the Ethanol Production Facilities; provided, however, this obligation shall not prevent Customer from delivering up to a maximum of 2% of alcohol and non-transportation fuels to other terminal facilities. Customer shall have the right to deliver up to the Minimum Throughput Capacity (on a system-wide basis) to the Terminals each calendar month during the term subject to all other terms and conditions in this Agreement, on a take-or-pay basis.  Customer may have additional Product available to ship during a calendar quarter and will notify Operator of such Product availability using the Nomination and Scheduling Procedures set forth in Exhibit B.  Operator will use its best efforts to accommodate additional Product at a Terminal over and above the Specified Terminal Throughput Capacity; provided, however, that if the storage capacity at any of the Terminals is insufficient to maintain storage for at least six days of the expected production of the Customer’s Ethanol Production Facility adjacent to such Terminal, Customer and Operator will negotiate the terms of providing service above such level, including the potential construction of additional capacity.

2.	Section 2.a. of the Agreement is hereby replaced in its entirety with the following:

a.

MTVC: For each calendar quarter during the Term, Customer shall be obligated to tender for delivery to the Terminals and to nominate Customer Product for delivery, a minimum volume of 232.45 million gallons of Customer Product (the “Minimum Throughput Volume Commitment” or “MTVC”) (the “Terminal Throughput Volume Commitment” or “TTVC”).

3.	Exhibits G and H are replaced in their entirety with the Exhibits G and H attached hereto and incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

OPERATOR: GREEN PLAINS ETHANOL STORAGE LLC

Signature:	/s/ Michelle Mapes
Print Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer

CUSTOMER: GREEN PLAINS TRADE GROUP LLC

Signature:	/s/ Michelle Mapes
Print Name:	Michelle Mapes
Title:	Chief Legal & Administration Officer